Exhibit 5.1

GERALD M. GORDON JEFFREY A. SILVER DOMINIC P. GENTILE BRADLEY J. RICHARDSON JOSEPH S. KISTLER WILLIAM M. NOALL ERIC R. OLSEN	THOMAS H. FELL RICHARD L. GALIN BRIGID M. HIGGINS ERIKA PIKE TURNER GREGORY E. GARMAN CHRISTINE A. BRICKER MARK S. DZARNOSKI	Gordon & Silver, Ltd. ATTORNEYS AT LAW NINTH FLOOR 3960 HOWARD HUGHES PARKWAY LAS VEGAS, NEVADA 89169-5978 (702) 796-5555 FAX (702) 369-2666 www.gordonsilver.com	KATHRYN R. HOYING Of Counsel (Licensed In Illinois Only) JEROME A. DePALMA Of Counsel STEVEN J. OSHINS Of Counsel

KRISTIN GENC MATTHEW C. ZIRZOW LOUIS V. CSOKA LEE I. IGLODY JOSEPH T. KOZLOWSKI PAOLA M. ARMENI TALITHA B. GRAY	JOEL Z. SCHWARZ LEIGH C. DAVIS KAREN L. HANKS KENNETH E. HOGAN ERIC J. VAN JEFFREY L. HULET JOHN P. WITUCKI

April 25, 2008

Lightning Gaming, Inc.
106 Chelsea Parkway
Boothwyn, Pennsylvania 19061

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Lightning Gaming, Inc., a Nevada corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the registration of 2,500,000 shares of the Company’s common stock, par value $.001 per share (the “Shares”), issuable under the Company’s 2007 Equity Incentive Plan (the “Plan”).  This letter is being provided in accordance with the requirements of Item 8 of Form S-8.

For the purpose of rendering our opinion set forth herein, we have examined and relied on (i) an Officers’ Certificate, dated April 25, 2008 (the “Officers’ Certificate”), executed by the President and Chief Executive Officer and by the Chief Financial Officer of the Company (collectively, the “Officers”); (ii) a Certificate of Existence (Including Amendments), dated April 7, 2008, issued by the Secretary of State of the State of Nevada (the “Secretary of State”) with respect to the Company; (iii) the articles of incorporation of the Company, certified by the Secretary of State as of April 7, 2008 and by the Officers as of April 25, 2008; (iv) the bylaws of the Company and resolutions of the board of directors and shareholders of the Company, all of which have been certified by the Officers as of April 25, 2008; and (v) the Registration Statement and the Plan, as furnished to us by the Company.

In addition, without independent verification or investigation, we have reviewed and relied upon statutes, published rules and regulations of State of Nevada governmental authorities, published judicial decisions of courts located in the State of Nevada interpreting or applying the same, other official interpretations, other records of the Company and other documents and records as we deemed relevant or appropriate for the purpose of issuing this letter.  Without independent verification or investigation, we have also relied on the accuracy of the factual matters contained in the Officers’ Certificate and the Registration Statement.

Gordon & Silver, Ltd.
ATTORNEYS AT LAW

Lightning Gaming, Inc.
April 25, 2008

We have assumed (A) the authenticity of any and all documents submitted to us as originals; (B) the genuineness of all signatures on documents submitted to us; (C) the legal capacity of natural persons executing all relevant documents; (D) the accuracy and completeness of all records reviewed by us; (E) the veracity as of the date of this letter of all certificates, records, or other documents or instruments furnished to us even if they were signed or issued on an earlier date (without independently verifying the statements made therein or investigating the basis for the representations contained therein); (F) the conformity to the originals of all documents submitted to us as copies; and (G) no changes in applicable law between the date of this letter and the date of the events that are the subject of this letter.

Based on our review and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized, and if and when (i) the Registration Statement has become effective under the Act and (ii) the Shares are issued in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and non-assessable.

We are licensed to practice law in the State of Nevada and our opinion set forth herein is expressly limited to the laws of the State of Nevada, including all applicable provisions of Nevada statutes and the Constitution of the State of Nevada and published decisions of Nevada courts interpreting those provisions.  No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the laws of the State of Nevada as currently in effect.

This letter is being delivered to the Company solely in connection with the Company’s filing of the Registration Statement with the Commission and may not, for any other purpose, be quoted, referred to, filed with any governmental authority or otherwise used or relied upon.

We consent to the filing of this letter as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated under the Act.

Our opinion herein is rendered as of the date of this letter and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may come to our attention and that may alter, affect or modify such opinion.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Plan.

This letter is issued in the State of Nevada and by issuing this letter, we shall not be deemed transacting business in any other state. Furthermore, we do not consent to the jurisdiction of any state or local government authority other than the State of Nevada.

Very truly yours,

                                /s/ Gordon & Silver, Ltd.

GORDON & SILVER, LTD.